Exhibit 10.1

THIRD AMENDMENT AND WAIVER
THIRD AMENDMENT AND WAIVER, dated as of May 1, 2017 (this “Amendment”), to the Credit Agreement, dated as of March 19, 2014, among RENT-A-CENTER, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto (as amended by the First Amendment dated as of February 1, 2016, the Second Amendment effective as of September 30, 2016, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein.
W I T N E S S E T H :
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and
WHEREAS, the Borrower has requested a temporary waiver of the financial covenants,
WHEREAS, subject to the terms and conditions of this Amendment, the Lenders are willing to agree to amend and waive the terms of the Credit Agreement as herein provided;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    Waiver. The Lenders hereby temporarily waive compliance with Section 7.1(a) and (c) of the Credit Agreement, in each case for the Reference Quarter ending March 31, 2017, which waiver shall terminate as of June 30, 2017.
SECTION 2.    Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to ““Notes Payments”: as defined in Section 7.9(a).”
SECTION 3.    Amendment to Section 6.2(b) (Certificates; Other Information). The parties hereto hereby agree that the certificates required to be delivered pursuant to Section 6.2(b) of the Credit Agreement concurrently with the delivery of financial statements for the fiscal quarter ended March 31, 2017 shall instead be required to be delivered on or prior to June 30, 2017.
SECTION 4.    Amendments to Section 7.1 (Financial Condition Covenants).
(a)    Section 7.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(b)    Consolidated Senior Secured Leverage Ratio. (i) Prior to December 31, 2016, permit, as of the last day of any Reference Quarter, the Consolidated Senior Secured Leverage Ratio as of the last day of the period of four consecutive fiscal quarters of the Borrower ending on such Reference Quarter to exceed 2.75 to 1.00, (ii) permit, as of December 31, 2016, the Consolidated Senior Secured Leverage Ratio as of the last day of the period of four consecutive fiscal quarters of the Borrower ending on such date to exceed 2.50 to 1.00, and (iii) commencing on March 31, 2017 and thereafter, permit, as of the last day of any Reference Quarter, the Consolidated Senior Secured Leverage Ratio as of the last day of the period of four consecutive fiscal quarters of the Borrower ending on such Reference Quarter to exceed 2.00 to 1.00.”

(b)     The grid set forth in Section 7.1(c) of the Credit agreement is hereby amended by deleting the reference to “; provided that, at any time during a Reference Quarter, the Borrower may, at its election, upon written notice to the Administrative Agent (which the Administrative Agent shall promptly provide to each Lender), irrevocably raise the Consolidated Fixed Charge Coverage Ratio covenant level to 1.75 to 1.00, effective as of the last day of such Reference Quarter and each Reference Quarter thereafter.”
SECTION 5.    Amendment to Section 7.2 (Indebtedness). Section 7.2(h) of the Credit Agreement is hereby amended by deleting the reference to “$100,000,000” and substituting in lieu thereof “$25,000,000”.
SECTION 6.    Amendment to Section 7.3 (Liens). Section 7.3(m) of the Credit Agreement is hereby amended by deleting the reference to “$60,000,000” and substituting in lieu thereof “$10,000,000”.
SECTION 7.    Amendments to Section 7.5 (Disposition of Property).
(a)    Section 7.5(e) of the Credit Agreement is hereby amended by inserting the text “(other than the Borrower’s corporate headquarters in Plano, Texas)” immediately following the text “the Disposition in any fiscal year of other property”;
(b)    Section 7.5(k) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(k)    [Reserved].”
SECTION 8.    Amendments to Section 7.6 (Restricted Payments).
(a)    Section 7.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(b)    so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom, the Borrower may declare and make regularly scheduled dividends (“dividends”) with respect to its Capital Stock as follows: if, after giving pro forma effect to such dividends, the Consolidated Senior Leverage Ratio as of the last day of the most recent fiscal quarter for which the relevant financial information available is:
(i) less than or equal to 2.50 to 1.00, then such dividends shall not exceed $25,000,000 in the aggregate in any fiscal year of the Borrower;
(ii) less than or equal to 3.75 to 1.00 and is greater than 2.50 to 1.00, then such dividends shall not exceed $20,000,000 in the aggregate in any fiscal year of the Borrower; and
(iii) greater than 3.75 to 1.00, then such dividends shall not exceed $15,000,000 in the aggregate in any fiscal year of the Borrower, when taken together with the dividends made pursuant to Section 7.6(b)(ii);”

(b)    Section 7.6(c) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(c)    [Reserved];”
SECTION 9.    Amendment to Section 7.8 (Investments). Section 7.8(l) of the Credit Agreement is hereby amended by deleting the reference to “$100,000,000” and substituting in lieu thereof “$25,000,000”.
SECTION 10.    Amendment to Section 7.9 (Payments and Modifications of Certain Debt Instruments and Qualified Preferred Stock). Section 7.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(a)    Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes or the Senior Unsecured Notes, other than interest payments expressly required by the terms thereof and other than pursuant to prepayments or repayments thereof with the proceeds of Senior Subordinated Notes or, in the case of the Senior Unsecured Notes, with the proceeds of other Senior Unsecured Notes.”
SECTION 11.    Revolving Loans Availability; Use of Proceeds.
(a)    From the Third Amendment Effective Date (as defined below) through June 30, 2017 (the “Waiver Period”), the agreement of each Lender to make any extension of credit under the Revolving Facility (including any issuance, increase or extension of a Letter of Credit) requested to be made by it on any date shall be subject to such extension of credit not resulting in the aggregate Revolving Extensions of Credit outstanding at such time exceeding $225,000,000.
(b)    The Borrower covenants and agrees that it shall use the proceeds of any extension of credit made under the Credit Agreement (including any Incremental Term Loan and any issuance, increase or extension of a Letter of Credit) during the Waiver Period solely for working capital purposes, and as of the date of any such extension of credit it shall be deemed to represent that the proceeds of such Loan or Letter of Credit shall be used for working capital purposes.
SECTION 12.    Conditions to Effectiveness. This Amendment shall become fully effective on the date on which the Administrative Agent receives this Amendment executed and delivered by a duly authorized officer of the Borrower, the Required Lenders and the Majority Facility Lenders in respect of the Revolving Facility (the “Third Amendment Effective Date”).
SECTION 13.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (immediately before and after giving effect to this Amendment) the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 14.    GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS:
(a)    No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Amendment. This Amendment shall constitute a Loan Document.
(b)    Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart hereof.
(c)    Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.
(d)    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

RENT-A-CENTER, INC.

By:	/s/ Mark E. Speese
Mark E. Speese
Chief Executive Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Maria Riaz
Maria Riaz
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ David McCauley
David McCauley
Senior Vice President

COMPASS BANK,
as a Lender

By:	/s/ Khoa Duong
Khoa Duong
Vice President

SunTrust Bank,
as a Lender

By:	/s/ Justin Lien
Justin Lien
Director

THIRD AMENDMENT AND WAIVER SIGNATURE PAGE

FIFTH THIRD BANK,
as a Lender

By:	/s/ Brian Anderson
Brian Anderson
Vice President

COMERICA BANK,
as a Lender

By:	/s/ Chris Reed
Chris Reed
Vice President

Branch Banking and Trust Company,
as a Lender

By:	/s/ Janet Wheeler
Janet Wheeler
Vice President

INTRUST Bank, N.A.,
as a Lender

By:	/s/ Marlon E. King
Marlon E. King
Division Director

THIRD AMENDMENT AND WAIVER SIGNATURE PAGE